UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
 Exchange Act of 1934

May 5, 2015
 Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer St.
Stamford, Connecticut 06926-0700
 (Address of principal executive offices)

(203) 356-5000
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2015, Pitney Bowes Inc., a Delaware corporation (“Pitney Bowes” or “Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Parent, BrickBreaker Acquisition Corp., a Delaware corporation and a subsidiary of Parent (“Purchaser”) and Borderfree, Inc., a Delaware corporation (the “Company” or “Borderfree”), pursuant to which, among other things, Purchaser will commence a cash tender offer for all the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”) and following the consummation of the offer, will merge with and into the Company, in each case, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding Shares, at a purchase price of $14.00 per Share, net to the seller thereof in cash, without interest and less any required withholding taxes (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”) and the separate corporate existence of Purchaser will cease at that time (the “Effective Time”). Following the consummation of the Merger, the Company will continue as the surviving corporation (the “Surviving Corporation”) and a subsidiary of Parent. At the Effective Time, each Share (other than the Shares accepted by Purchaser in the Offer, Shares held in the Company’s treasury, and any Shares owned by stockholders who have properly exercised any available rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be automatically converted into the right to receive an amount in cash equal to the Offer Price.

Under the terms of the Merger Agreement, all stock options outstanding at the Effective Time, whether vested or unvested or exercisable or unexercisable, will be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the excess, if any, of the Offer Price over the per Share exercise price of such option multiplied by the total number of Shares subject to such options for each stock option, payable in a lump sum no later than the second payroll period after the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2014 Stock Option and Incentive Plan (“2014 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (without interest), an amount in cash (less applicable tax withholdings), payable in a lump sum no later than the second payroll period after the Effective Time, equal to the product of the Offer Price and the number of Shares underlying such former 2014 Plan RSU immediately prior to the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2015 Stock Option Inducement Plan (“2015 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (without interest) an unvested award representing the opportunity to receive an amount in cash (less applicable tax witholdings) equal to the product of the Offer Price and the number of Shares underlying such 2015 Plan RSU immediately prior to the Effective Time; provided that such award will remain subject to the same vesting, forfeiture, time of payment and other relevant terms as in effect immediately before the Effective Time.  The holder of such RSU award must remain in service to Parent, the Company or any of their affiliates through the applicable vesting dates to receive payment in respect thereof.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and in substantially the same manner as previously conducted and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed (1) to cease all existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and (2) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, the condition (the “Minimum Condition”) (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Purchaser, would represent one Share more than one-half (1/2) of the sum of (a) all Shares then outstanding plus (b) all Shares that the Company may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding options, warrants, or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares, regardless of the conversion or exercise price or other terms and conditions thereof) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with cash on hand.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the acquisition by Merger Sub of one share more than 50% of the number of Shares that are then issued and outstanding. If the Merger is effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. The closing of the Merger is subject to other customary closing conditions. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including by the Company to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire more than 50% of the voting power or the assets of the Company and its subsidiaries on a consolidated basis on terms that the board of directors of the Company determines in, good faith (after consultation with its financial advisors and outside legal counsel), to be more favorable to the Company’s stockholders than the terms of the Offer and the Merger (a “Superior Proposal”). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such actions would be inconsistent with the directors’ fiduciary duties to stockholders under applicable law, payment of a $17 million fee by the Company and the concurrent execution of a definitive agreement by the Company with such third party.

The board of directors of the Company unanimously adopted resolutions (i) determining and declaring that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, (ii) approving the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL, including without limitation, DGCL Section 251(h), (iii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby and (iv) recommending that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock into the Offer.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of the Company holding Shares and certain other significant stockholders of the Company entered into tender and support agreements with Parent and Purchaser (collectively, the “Support Agreements”) pursuant to which such stockholders agreed, among other things, to tender their Shares into the Offer and vote against any action, agreement or transaction involving the Company that is intended or would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent consummation of the Offer. As of the date hereof, such directors, executive officers and stockholders owned in the aggregate approximately 64.2% of the Company’s outstanding Shares. The Support Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if the Company terminates the Merger Agreement to accept a Superior Proposal.

Additional Information
The Offer has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell Shares. At the time the Offer is commenced, Pitney Bowes will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the SEC, and Borderfree will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer with the SEC. Borderfree’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the Offer and the other transactions contemplated by the Merger Agreement that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the Offer that Borderfree’s stockholders should consider prior to making any decisions with respect to the Offer. Once filed, stockholders of Borderfree will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to Pitney Bowes, Investor Relations, 203-351-6349 or e-mail: investorrelations@pb.com.
Forward-Looking Statements
This communication contains statements that are forward-looking. We want to caution readers that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate”, “target”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend” and similar expressions may identify such forward-looking statements. Such forward-looking statements include the anticipated changes in the business environment in which Pitney Bowes operates and in Pitney Bowes’ future operating results relating to the potential benefits of a transaction with Borderfree and the ability of Pitney Bowes to complete the acquisition of Borderfree, including the parties’ ability to satisfy the conditions to the Offer and the Merger set forth in the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer, the Merger and the other transactions contemplated by the Merger Agreement; the possibility that various conditions to the consummation of the Offer and the Merger may not be satisfied or waived; the possibility that competing offers or acquisition proposals will be made; the effects of disruption from the transactions on the respective businesses of Pitney Bowes and Borderfree; the risk that stockholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, customers and other business partners; other risks and uncertainties pertaining to the business of Pitney Bowes and Borderfree detailed in their respective filings with the SEC from time to time.
Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the businesses of Pitney Bowes and Borderfree, in their respective 2014 Annual Reports on Form 10-K and in their other reports with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. Pitney Bowes expressly disclaims any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01. EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Pitney Bowes Inc., BrickBreaker Acquisition Corp. and Borderfree, Inc.
10.1	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and William G. Bock.
10.2	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Michael A. DeSimone.
10.3	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Kris Green.
10.4	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Edwin A. Neumann.
10.5	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Adams Street V, L.P. and BVCF IV, L.P.
10.6	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Daniel T. Ciporin and Daniel Ciporin 2014 Trust.
10.7
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Delta Fund I (Israel), L.P., Poalim Delta Fund, L.P., Gmulot Delta Fund, L.P. and Delta Fund I, L.P.

10.8
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., The Stephen J. Getsy Living Trust, Stephen J. Getsy 2013 Grantor Retained Annuity Trust U/A DTD 7/16/2013, and Stephen J. Getsy.

10.9
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (Israeli Investors) L.P., Pitango Principals Fund III (USA) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Venture Capital Fund III Trusts 2000 Ltd. and Pitango Parallel Investor Fund III (USA) L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Amy C. Corn
		Name:	Amy C. Corn
Date: May 7, 2015		Title:	Vice President, Secretary and Chief Governance Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Pitney Bowes Inc., BrickBreaker Acquisition Corp. and Borderfree, Inc.
10.1	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and William G. Bock.
10.2	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Michael A. DeSimone.
10.3	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Kris Green.
10.4	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp. and Edwin A. Neumann.
10.5	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Adams Street V, L.P. and BVCF IV, L.P.
10.6	Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Daniel T. Ciporin and Daniel Ciporin 2014 Trust.
10.7
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Delta Fund I (Israel), L.P., Poalim Delta Fund, L.P., Gmulot Delta Fund, L.P. and Delta Fund I, L.P.

10.8
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., The Stephen J. Getsy Living Trust, Stephen J. Getsy 2013 Grantor Retained Annuity Trust U/A DTD 7/16/2013, and Stephen J. Getsy.

10.9
Tender and Support Agreement, dated as of May 5, 2015, by and among Pitney Bowes, Inc., BrickBreaker Acquisition Corp., Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (Israeli Investors) L.P., Pitango Principals Fund III (USA) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Venture Capital Fund III Trusts 2000 Ltd. and Pitango Parallel Investor Fund III (USA) L.P.